SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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BlackRock ESG Capital Allocation Term Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESENTATION ON THE BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST (NYSE: ECAT)

PREPARED BY SABA CAPITAL MANAGEMENT

MAY 2026

About Saba Capital Management

- We are the largest shareholder of ECAT, with ownership of approximately 22.57% of the Fund's outstanding common shares.[1]
- Saba was founded in 2009 and ranks as one of the world's largest investors in closed-end funds.
  - We have invested in closed-end funds for more than a decade.
- The firm manages $6 billion in assets on behalf of a diversified group of investors, including corporate pensions, public pensions, foundations, endowments and family offices.[2]
- Our closed-end fund activism strategy is anchored in long-term value creation by:
  - Pursuing changes that return discounted funds to their full NAV.
  - Advocating for low management fees and better governance.

Recent Recognition[3]

HEDGEWEEK	**2025 Hedgeweek US Awards** Event-Driven Emerging Fund of the Year
Institutional Investor	**2024 Hedge Fund Industry Awards** Activist Hedge Fund Manager of the Year
Institutional Investor	**2023 Hedge Fund Industry Awards** Activist Hedge Fund Manager of the Year
Risk.net	**2021 Risk Awards** Hedge Fund of the Year

[1] ECAT's proxy statement. [2] AUM as of August 1, 2025. [3] Please see disclaimer on pg. 18.

About the BlackRock ESG Capital Allocation Term Trust

MULTI ASSET

ECAT

BlackRock ESG Capital Allocation Term Trust

ECAT's investment objectives are to provide total return and income. The Trust invests in equity and debt securities. At least 80% of its total assets are invested in securities that, in the investment adviser's assessment, meet certain ESG criteria. ECAT has a 12-year limited term, subject to extension, with a contingent feature to convert to perpetual.

NAV as of May 4, 2026

$15.41

52 WK: $14.19 - 16.80

Distribution Rate as of May 1, 2026

22.12%

Size of Fund as of May 4, 2026

$1,533M

Market Price as of May 4, 2026

$14.88

NAV Discount as of May 4, 2026

-3.44%

% of Net Assets as of March 31, 2026



-10.83%
Cash Equivalents
Commodities
2.39%
Fixed Income
32.31%
Equity
76.13%

Source: ECAT's website.

What We're Seeking

We are seeking to replace eight of ECAT's nine Board positions, which we believe will provide beneficial continuity to the Fund.

Class I Trustees



David Fried

Former Chief Executive Officer, Emerging Markets, QBE Insurance Group



Shivaram Rajgopal

Roy Bernard Kester and T.W. Byrnes Professor of Accounting and Auditing, Columbia Business School



Athanassios Diplas

Former Principal of Diplas Advisors LLC

Class II Trustees



Thomas McClade

Former Partner and Head of U.S. Office, Prologue Capital Inc.

Geoffrey Gold

Founder and Managing Member, Silver Salar Capital LLC

Class III Trustees



Ilya Gurevich

President of G&G Retirement Planning



Wayne Threatt

Founder and Managing Principal, WBT Strategy Consulting



Lihong Wang

Founder and Chief Executive Officer, Freeport Markets

HSBC | PROLOGUE CAPITAL | Columbia Business School | Deutsche Bank | Jane Street

Logos are for illustrative purposes only.

Our Nominees Are Independent and Qualified to Serve on ECAT's Board

We believe our trustee candidates have the right mix of financial services, investment and public company director experience.

	Finance/Investment Expertise	Business Leadership Experience	Governance Proficiency	Independent From Saba
David Fried	✓	✓	✓	✓
Shivaram Rajgopal	✓		✓	✓
Athanassios Diplas	✓	✓	✓	✓
Thomas McGlade	✓	✓		✓
Geoffrey Gold	✓	✓	✓	✓
Ilya Gurevich	✓	✓		✓
Wayne Threatt	✓	✓	✓	✓
Lihong Wang	✓	✓		✓

Source: Saba's definitive proxy statement.

Appendix

Saba Has a Track Record of Sound Governance and Value Creation

Link

Bloomberg

Another Win For Investment Trust Activism

I've written about Saba's campaign before and I'll repeat that I'm struggling to see a downside for private investors here. While I know that Saba's approach might irritate and even distract managements and it might have perturbed the occasional shareholder, overall it's hard to argue with an outcome that offers shareholders a better deal and a potential exit.

Link

FT FINANCIAL TIMES

Hedge fund's campaign a wake-up call for 'complacent' investment trusts

"It has been a massive wake-up call for the sector that has got far too complacent," said Ben Yearsley, a director at consultancy Fairview Investing.

Link

THE WALL STREET JOURNAL.

A U.S. Hedge-Fund Star Wants to Rescue British Investors. They Should Thank Him and Leave.

Link

BoardIQ

Activist Sues Fund, Plus Directors, over Poison Pill Provision

Source: Bloomberg article dated 05/28/2025, Financial Times article dated 02/07/2025, The Wall Street Journal article dated 01/17/2025 and BoardIQ article dated 02/06/2024.

We Have Consistently Defended CEF Shareholders' Rights

- **June 2020:** The Arizona Superior Court issues a preliminary injunction that prevented Voya Prime Rate Trust (NYSE: PPR) from enforcing a bylaw amendment that substantially raised the voting threshold required to elect board trustees. Link.
- **January 2023:** The U.S. District Court for the Southern District of New York denies the Templeton Global Income Fund's (NYSE: GIM) bid to block the certification of shareholder votes. Link.
- **January 2023:** The Suffolk County Superior Court in Massachusetts sides with Saba, ruling that four Eaton Vance CEFs' use of control share provisions violated the '40 Act. Link.
- **February 2023:** The Templeton Global Income Fund (NYSE: GIM) withdraws litigation to block the certification of shareholder votes. Saba's nominees are seated as trustees of the fund. Link.
- **December 2023:** The U.S. Court of Appeals for the Second Circuit sides with Saba and upholds the lower court's ruling against the Nuveen funds that the Nuveen-advised CEFs violated the '40 Act. Link.
- **December 2023:** The U.S. District Court for the Southern District of New York sides with Saba and rules that certain CEFs violated the '40 Act in their use of illegal control share provisions. Link.
- **January 2024:** Saba brings complaint against ASA in the U.S. District Court for the Southern District of New York for its use of a poison pill. Link.
- **March 2024:** Saba files lawsuit in the U.S. District Court for the Southern District of New York against ECAT for the Fund's adoption of a higher voting standard in contested elections.
- **June 2024:** The U.S. Court of Appeals for the Second Circuit sides with Saba and upholds the lower court's ruling against certain CEFs for their use of illegal control share provisions. Link.
- **June 2024:** The U.S. District Court for the Southern District of New York sides with Saba and dismisses ECAT's motion to dismiss Saba's lawsuit.
- **April 2025:** Saba files lawsuit in the U.S. District Court for the Southern District of New York against ASA Gold and Precious Metals Limited (NYSE: ASA) for its readoption of a shareholder rights plan that the Court previously found to be illegal. Link.
- **December 2025:** Saba defends investors' right to sue investment companies under the Investment Company Act of 1940 in front of the Supreme Court of the United States. Link.

Summarized Biography: David Fried



David Fried is a former global insurance and bank executive with experience serving on private company boards.

- Independent Non-Executive Director of Best Doctors Insurance, a leading international health insurance company operating across Latin America, the Caribbean and Canada, where he serves as Chair of the Underwriting, Reserving and Risk Committee.
- Former Chief Executive Officer, Emerging Markets of QBE Insurance Group and Chief Executive Officer, Asia Pacific of QBE Insurance Group.
- Former Chief Executive Officer, Asia Pacific and a member of the International Executive Committee of Allianz SE, a German multinational financial services company.
- Previously spent 28 years with HSBC, a British universal bank and financial services group, in senior executive and board positions, including Group General Manager and Group Head of Insurance and Retirement Businesses at HSBC Holdings plc.
- Member of the Advisory Board of Zschool, an executive education platform partnering with leading universities and corporations.

Summarized Biography: Shivaram Rajgopal



Shivaram Rajgopal is an experienced Columbia Business School professor with deep expertise in financial reporting, valuation, corporate governance and capital markets.

- Roy Bernard Kester and T.W. Byrnes Professor of Accounting and Auditing at Columbia Business School since 2015.
- Former Vice Dean for Research at Columbia Business School and former Associate Editor at the Journal of Accounting and Economics.
- Director on the board of directors of Novata, a privately held public benefit corporation that provides a sustainability data management platform.
- Former member of the Advisory Board of Focus Universal (ticker: FCUV), a provider of patented hardware and software design technologies.
- Former Schaefer Chair of Accounting at the Goizueta Business School at Emory University.

Summarized Biography: Athanassios Diplas



Athanassios Diplas has significant experience in credit markets, including swaps, derivatives, risk management and trading.

- Institutional Shareholder Services Inc. recommended ECAT shareholders vote for Mr. Diplas in 2024.

- Former Principal of Diplas Advisors, LLC, a derivatives advisory company that provided expert advice on derivatives-related issues to financial institutions and law firms.

- Former Managing Director at Deutsche Bank, where he also served as Global Head of Systemic Risk Management, Global Head of Counterparty Portfolio Management Group and Chief Risk Officer/Deputy COO – Global Credit Trading for a combined nine years, and at Goldman Sachs, where he was Vice President – Credit Derivatives for six years.

- Previously held multiple advisory roles in financial markets, including Senior Advisor to the Board of Directors of the International Swaps and Derivatives Association, Co-Chair of the ISDA Industry Governance Committee and Credit Steering Committee, Member of the Consultative Working Group of the European Securities and Markets Authority Secondary Markets Standing Committee, Board Member of ICE Clear Credit CCP and Risk Committee Member for two CDS CCPs.

- Co-inventor and patent holder of the credit default swap auction settlement process within ISDA and led the industry effort for the development of Standard Initial Margin Model for uncleared transactions across all asset classes.

Summarized Biography: Thomas McGlade



Thomas McGlade possesses extensive expertise in fixed income derivatives, leveraged trading, value-at-risk based risk management, securities financing and portfolio valuation and macroeconomics, along with his experience in investor relations and business development, investment analysis, financial risk management and valuation.

- Private investor and business management consultant.
- Former Partner and Head of the U.S. Office at Prologue Capital Inc., a prominent hedge fund where he oversaw significant aspects of fund business management and also acted as a portfolio manager.
- Former Managing Director of RBS Securities Inc. (f/k/a RBS Greenwich Capital), a broker dealer and major investment bank, from 1993 until 2008, where he was head trader for long duration U.S. Treasury bonds on the primary dealership desk of the liquid products group.
- Previously a member on the Boards of Directors of Prologue Capital's legal entities, including Prologue G.P. Ltd., Prologue Capital U.S. General Partner LLC, and Prologue Feeder Fund Ltd.

Summarized Biography: Geoffrey Gold



Geoffrey Gold brings extensive experience as a leader in the investment industry.

- Founder and Managing Member of Silver Salar Capital LLC, an LLC through which he invests personal capital.
- Founder and Managing Member of Salar Consulting LLC, an LLC providing consulting services focused on distressed debt, workouts, and restructurings.
- Director of New Shinnecock Properties LLC, a real estate holding LLC.
- Director on the board of directors of Hammock Dunes Cares, a non-profit organization.
- Former Founding Partner and Portfolio Manager of Normandy Hill Capital, LP, a distressed debt and special situations hedge fund.

Summarized Biography: Ilya Gurevich



Ilya Gurevich is a retirement planner with more than 25 years of experience in the financial services industry and a deep understanding of ECAT's retail shareholders.

- Institutional Shareholder Services Inc. recommended ECAT shareholders vote for Mr. Gurevich in 2023 and 2024.
- President of G&G Retirement Planning and Principal and Retirement Planner of Northeast Retirement Planning.
- Former Principal, Trader of ETFs and equity derivatives at Dreadnought Trading.
- Former lead market maker for ETFs and equity derivatives for several different companies on the floors of the AMEX and PSE.

Summarized Biography: Wayne Threatt



Wayne Threatt has over four decades of executive, investment and board experience across various industries, including financial services and clean energy.

- Founder and Managing Principal of WBT Strategy Consulting, a consulting firm providing strategic, operational, and capital raising guidance to growth stage companies.
- Board Member of Synergy Services, a nonprofit organization providing support for victims of family violence.
- Member of the Board of Pacesetter CDE, a community development entity that channels New Markets Tax Credit investment into low-income communities.
- Former independent Board Member of Advent Technologies Holdings, Inc. (OTCMKTS:ADNH), a U.S.-based advanced materials and clean energy technology company focused on fuel cell components and hydrogen energy solutions.
- Former Managing Principal of T&C Associates, a boutique investment banking and strategic advisory firm.
- Former Principal of SPC Capital Management, a diversified private equity fund with more than $100 million under management.

Summarized Biography: Lihong Wang



Lihong Wang brings financial services industry and entrepreneurial leadership experience within the financial technology and equity trading sectors.

- Founder and Chief Executive Officer of Freeport Markets, a fintech platform that provides users with access to market insight and self-custody trading.
- Former Equity Derivatives Trader at IMC Trading, a global trading firm specializing in algorithmic and high frequency execution.
- Former Fixed Income Trader at Jane Street, a quantitative trading firm recognized for its technology driven approach to liquidity provision.
- Former Commodities Trader at Akuna Capital, an options market maker and derivatives trading firm.

Disclaimer

The materials in this presentation (the "Presentation") are for informational purposes only, are not complete and do not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This Presentation is not an advertisement. The Presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in the Presentation represent the opinions of Saba and are based on publicly available information with respect to ECAT. Saba recognizes that there may be confidential information in the possession of ECAT that could lead ECAT to disagree with Saba's conclusions. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third-party reports. Saba has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Saba does not endorse third-party estimates or research, which are used in the Presentation solely for illustrative purposes. No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third-party report. Unless otherwise indicated, the figures presented in the Presentation may not have been calculated using generally accepted accounting principles ("GAAP") and may not have been audited by independent accountants. Such figures may vary from GAAP in material respects and there can be no assurance that the unrealized values reflected in the Presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of ECAT will trade, and such securities may not trade at prices that may be implied in the Presentation. The opinions, estimates, projections, pro forma information and potential impact of the opportunities identified by Saba in the Presentation are based on assumptions that Saba believes to be reasonable as of the date hereof or as other cited, but there can be no assurance or guarantee that actual results or the performance of ECAT will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of a security. Saba reserves the right to change any of its opinions expressed in the Presentation at any time as it deems appropriate. Saba disclaims any obligation to update the data, information or opinions contained in the Presentation.

Disclaimer Regarding Institutional Investor Awards

The 21st Annual Hedge Fund Industry Award: 2024 Activist Hedge Fund Manager of the Year is open to hedge funds whose strategy relies primarily on activist investments. Fund strategies that qualify in this category include but are not limited to activist and event-driven instruments. Saba submitted information related to 2023 investment returns, performance track record, risk management, stability of investment team, as well as portfolio management. Winners for the 2024 Institutional Investor Awards were announced on May 1, 2024. More information on the 2024 Institutional Investor Awards and a full list of the winners is available here: https://www.institutionalinvestor.com/article/2d6anafxgowqfj0jskbnk/culture/here-are-the-winners-of-the-21st-annual-hedge-fund-industry-awards. The 20th Annual Hedge Fund Industry Awards: Credit – Focused Hedge Fund Manager of the Year (the "Credit Fund Award") is open to hedge funds whose strategy relies primarily on credit investments. Fund strategies that qualify in this category include but are not limited to distressed debt, asset-based lending, emerging markets debt, and long-short credit. 2023 Activist Hedge Fund Manager of the Year (the "Activist Award," and together with the Credit Fund Award, the "2023 Institutional Investor Awards") is open to hedge funds whose strategy relies primarily on activist investments. Fund strategies that qualify in this category include but are not limited to activist and event-driven instruments. Saba submitted information related to 2022 investment returns, performance track record, risk management, stability of investment team, as well as portfolio management. Winners for the 2023 Institutional Investor Awards were announced on May 11, 2023. More information on the 2023 Institutional Investor Awards and a full list of the winners are available here: https://www.institutionalinvestor.com/article/b8ynqlgnjb6y8q/Here-Are-the-Winners-of-the-20th-Annual-Hedge-Fund-Industry-Awards. For each award's specific selection criteria, please contact Saba Capital. These nominations included an associated awards ceremony for which Saba Capital Management, L.P. ("Saba Capital") compensated the award provider (the "Award Provider") to attend the dinner ceremony. These awards do not constitute an endorsement by the Award Provider or investment advice, and do not express an opinion or view on Saba Capital's ability to perform its duties as an investment adviser. Ratings are in no way indicative of an adviser's future performance, which may vary.